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                                                                    EXHIBIT 11.1

                       WORKGROUP TECHNOLOGY CORPORATION
                    COMPUTATION OF WEIGHTED AVERAGE SHARES
               USED IN COMPUTING INCOME (LOSS) PER SHARE AMOUNTS

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
                                                                        Primary                 Fully
Type of Security                                                        Shares                  Diluted
----------------                                                     ------------            ------------
For the three months ended June 30, 1997:
    Common Stock, beginning of period............................       8,114,000               8,114,000
    Weighted average common stock issued during the period.......          11,000                  11,000
                                                                     ------------            ------------
       Weighted average shares of common stock outstanding.......       8,125,000               8,125,000
                                                                     ------------            ------------
       Net loss per share........................................    $      (0.24)           $      (0.24)
                                                                     ============            ============
For the three months ended June 30, 1996:
    Common Stock, beginning of period                                   7,926,000               7,926,000
    Weighted average common stock issued during the period.......           8,000                   8,000
    Common stock equivalents.....................................       1,301,000               1,301,000
    Treasury stock buyback.......................................         (90,000)                (90,000)
                                                                     ------------            ------------
       Weighted average shares of common stock outstanding.......       9,145,000               9,145,000
                                                                     ============            ============
       Net income per share......................................    $       0.10            $       0.10
                                                                     ============            ============

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